Exhibit 99.1

PRESS RELEASE: For Immediate Release

Immunicon and Diagnostic HYBRIDS Announce

Development and Commercialization Agreement in Clinical Virology

Huntingdon Valley, PA, December 12, 2006 – Immunicon Corporation (NASDAQ-GM:IMMC) announced today that it and privately held Diagnostic HYBRIDS, Inc. of Athens, Ohio (DHI) signed a definitive license, development, supply and distribution agreement to develop and commercialize products in the field of clinical virology diagnostics, starting with a panel of multiplex respiratory virus and sexually transmitted infection assays. Financial and other details of the agreement were not disclosed.

Byron Hewett, president and chief executive officer of Immunicon commented, “We are excited about this collaboration. The clinical virology market is a natural extension for our enrichment technologies and rare cell analysis platforms beyond our current presence in cancer. By combining DHI’s expertise in viral antigen detection and specimen processing with our technologies, we expect to deliver highly sensitive, rapid assays where there is currently a significant and unmet medical need.”

David Scholl, PhD, president and chief executive officer of DHI commented, “Our innovative, approach to cell-based diagnostic products has created strong customer relationships with clinical virologists. For example, ELVIS® and the MixedCells product lines have made high sensitivity test results for herpes and the seven major respiratory viruses possible in 16-48 hours. We believe that Immunicon’s EasyCount™ System and proprietary ferrofluid technology may offer automated, reliable, and easily interpreted results with sensitivity close to gold standard cell culture assays and much faster. For DHI, better solutions for our current user group is always paramount, and I believe that the development of the EasyCount System with Immunicon may open more user channels and extend our reach ultimately into rapid bacterial testing. We look forward to addressing these challenges and opportunities through this exciting partnership.”

The clinical virology product portfolio will be developed for Immunicon’s EasyCount™ System, which is a small, automated analyzer based on fluorescence microscopy. The companies believe that a variety of virus detection kits with multi-target identification capability can be developed with sensitivity superior to current rapid methods, possibly approaching performance of culture-based and molecular tests. The definitive respiratory virus culture testing can require up to 2 days and most PCR-based tests are either commercially unavailable for certain viruses or the hospital laboratory does not have the technical staff and specialized equipment to develop home-brew assays.

According to Steve Geimer, vice president of sales and marketing for DHI, “Urgent care for respiratory infectious disease is a prime example of how this collaboration can make a significant difference in patient management – emergency department physicians need a better way to get a definitive differential diagnosis for influenza, or RSV, versus other respiratory viruses so that the patient can be treated with the appropriate anti-viral medication or, equally important, not treated with anti-bacterial compounds that would be ineffective for a viral infection.”

Molecular assays currently do not provide a rapid result, and smaller microbiology labs in community hospitals generally do not offer highly sensitive virology assays. Geimer went on to say “We believe the EasyCount System can offer substantial and important advantages to the relatively insensitive rapid methods used today, and this automated system may mean customers can perform EasyCount-based direct specimen tests and no longer need to wait for molecular assays to emerge. The EasyCount™ System may fulfill that balanced promise for rapid, accurate, sensitive and familiar results in the near-term, and that would be a very exciting outcome for patients.”

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products, and is providing certain analytical services to pharmaceutical and biotechnology companies to assist them in developing new therapeutic agents, with an initial focus on cancer disease management. Immunicon has developed platform technologies to identify, count and characterize a small number of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, please visit www.immunicon.com.

About Diagnostic HYBRIDS

Diagnostic HYBRIDS develops and commercializes innovative and genetically engineered cell-based detection products for virus and autoimmune human diagnostic applications and for the pharmaceutical and biotechnology industry with an initial focus on pharmacology assays and products that measure drug clearance and anti-viral interventions with drugs and vaccines. The Company is certified to ISO 13485 standards and manufactures live continuous and primary cell cultures for clinical diagnostics and pharmacology assays from its headquarters in Athens, OH. Diagnostic Hybrids was named one of the 500 Fastest Growing Companies in America in 2004 and 2005 by Inc.Magazine. The Company is a pillar member of Omeris, a statewide organization of bioscience companies accelerating the bioscience and healthcare economy in Ohio. For more information, please visit www.dhiusa.com.

Forward-Looking Statements

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements regarding the anticipated performance, potential clinical utility and future market acceptance of Immunicon’s EasyCount System and assays that may be developed it, and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products, such as the EasyCount System and future assays that may be developed for it, or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “EasyCount” is a trademark of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation.. All other trademarks or servicemarks appearing in this release are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information: James G. Murphy SVP of Finance & Administration, CFO 215-346-8313 jmurphy@immunicon.com	Investors/Media: Tierney Communications Denise Portner Vice President 215-790-4395 dportner@tierneyagency.com

Contact Information: Geoff Morgan Vice President, CFO 740-593-1784 morgan@dhiusa.com	Media: Paul Werth & Associates William H. Kiefaber Vice President, Corporate Practice Area 614-224-8114 Kiefaber@paulwerth.com

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

phone	215.830.0777
fax	215.830.0751
web	www.immunicon.com